UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2007

VAUGHAN FOODS, INC.
(Exact name of Registrant as specified in its charter)

Oklahoma	001-33446	73-1342046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Vaughan Foods, Inc.
216 N.E. 12th Street
Moore, OK 73160
(405) 794-2530
(405) 895-6596 Facsimile
(Address Of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          On December 31, 2007, we entered into a credit agreement and a security agreement with International Bank of Commerce, pursuant to which we became obligated on a Revolving Credit Loan Promissory Note up to an amount not exceeding $5.0 million, of which nothing is currently outstanding. However, we have reserved $0.4 million of the $5.0 million for the issuance of a standby letter of credit, for the purpose of collateralizing our self-insured workers’ compensation program.

          The note matures on March 31, 2010. The amounts borrowed, if any, will bear interest at a rate floating at between 0.375% to 1.0% below the JPMorgan Chase Bank quoted prime rate, with any change in the prime rate effective on the date of the change, and otherwise based on the ratio of the amount drawn under the Note to our EBITDA, adjusted quarterly as follows:

Below 3:1	Interest rate reduces 1.00% below the applicable rate
3:1 to 4:00	Interest rate reduces 0.75% below the applicable rate
4:1 to 5:00	Interest rate reduces 0.625% below the applicable rate
Above 5:00	Interest rate reduces 0.375% below the applicable rate

          Monthly interest payments begin on January 1, 2008. A default interest rate of 5% per annum above the per annum interest rate prevailing on the note at the time the unpaid amount became due applies on any amount not paid when due. On the maturity date all accrued interest and unpaid principal become due. The bank may assess a late payment charge not exceeding $1,500.00 per late payment.

          We may request advances at any time up to the value of 80% of our eligible accounts receivable and 50% of eligible inventory, provided that the inventory component may not exceed the lesser of $1,000,000 or the eligible accounts portion. The bank may accelerate the note and all liabilities thereunder upon an event of default. Items which could constitute an event of default include, among other things, a cross default and violation of our covenants not to (i) allow our Debt Service Coverage Ratio (meaning our EBITDA divided by the total of current maturities of all long term debt, plus interest expense and dividends) to be less than 1.25 to 1.0 on a rolling twelve month basis, and (ii) grant a security interest in or encumber said collateralized assets to any entity other than the bank.

          Our obligations and indebtedness pursuant to the loan agreements are secured by all of our accounts receivable, general intangibles and inventory, and our deposit accounts with the bank.

.
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

10.18	Loan Agreement dated as of December 31, 2007
10.19	Security Agreement dated as of December 31, 2007
10.20	Revolving Credit Loan Promissory Note dated as of December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Vaughan Foods, Inc.

Dated: January 4, 2008	By: /s/ Gene P. Jones
Gene P. Jones
Secretary, Treasurer and Chief Financial Officer